Exhibit 99.2

Transcat, Inc. Presenting to Western New York Investors Conference November 20, 2003

Transcat, Inc. Leading global distributor of professional grade test, measurement and calibration instruments and an accredited provider of calibration and repair services, primarily to the process, life science and manufacturing industries.

Transcat, Inc. "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995 This contains forward-looking statements, which are subject to various risks and uncertainties. The Company's actual results could differ from these anticipated in such forward-looking statements as a result of numerous factors that may be beyond the Company's control.

Transcat, Inc. Why Invest? Emerging from financial and organizational restructuring. Establishing a profitable business model and process to manage it. Working the sales and marketing fundamentals of growth: Planning for product growth - low single digits; stable gross profit margins. Planning for calibration growth - 5 to 15%; gross profit margins increasing % to sales. Operating expenses growing less than sales. Continued reductions in long term debt.

Transcat, Inc. History Founded in 1964 in Rochester, New York, IPO in 1968. Started Transcat catalog in 1981 and added calibration and repair services in 1989. Acquired EIL in 1997 with $25 million in debt and nearly doubled revenues. Transcat / EIL integration problem - lost 30% of revenue in first year. 2000 - Economic downturn impacts catalog business. 2001 - July - Transcat's banks apply pressure to reduce debt. December 2001 and January 2002 sold two non-core divisions and reduced debt by 50% to $12 million; still highly leveraged.

Transcat, Inc. History New CEO and CFO join company in March / April 2002. Changed corporate name to Transcat consistent with core catalog and calibration businesses. Refinanced remaining debt, bankers forgive $2 million debt in exchange for 500,000 warrants @ $1.50 completed in November 2002. Reduced management and workforce structure. Implemented plan to streamline calibration laboratory operations, reducing labs from 14 to 10. Establishing profitable business model.

Transcat, Inc. History 1997 1998 1999 2000 2001 2002 2003 Sales 47,311 78,484 69,745 79,969 76,881 66,782 57,181 Net Earnings 2,060 998 1,049 (2,490) 513 (6,631) 1,757* Debt 6,600 27,109 28,367 29,393 25,204 9,913 6,582 Cash Provided by Operations 1,561 2,852 4,642 293 5,425 3,544 937 Goodwill 5,948 19,200 21,739 21,246 19,916 8,996 2,524 EPS .35 .16 .17 (.42) .09 (1.08) .29 * Before cumulative effect of a change in accounting principle.

Transcat, Inc. Business Today (Fiscal 2003 4/02 - 3/03) Distributed Products Calibration Sales - US / Canada - International - Total $34,600 3,800 $38,400 $18,800 0 $18,800 Key Product or Service Process calibrators, deadweight testers, temperature devices, multimeters, oscilloscopes Process calibrators, deadweight testers, temperature device, multimeters, oscilloscopes 6 - 12 month sales cycle Number Products 25,000 SKU's - (3,000 always in stock) >100,000 / year Number Customers 10,000 (2,000 overlap) 8,000 10,000 (2,000 overlap) 8,000 Average order < $1,000 (75% sales = 1,000 customers) Differentiation Factors 87% fill rate - application assistance (Ability to cross sell and offer business / solution analysis) Widest ISO/IEC 17025 accreditation in industry

Transcat, Inc. Distributed Products Market Overall $1 Billion + Growth Rate 1 - 5% Typical Customer Maintenance Engineer / Technician Tanscat Position 30% share of $50 million process calibrator market - <2% share of $1 billion market for oscilloscopes, digital multimeters, portable temperature devices and accessories Competitors Application assistance specialists - Transcat ($40 million) and Davis (est. $30 million) Supermarkets - Grainger ($2 billion) and Newark (est. $450 million)

Transcat, Inc. Calibration Markets Military Market Commercial Outsourcing Market Commercial Non-Outsourcing Market 0.27 0.43 0.3 Total $1.4 Billion Commercially Outsourced Market 43% Internally Provided Market 30% Military Market 27%

Transcat, Inc. Calibration The nine U.S. labs cover a potential market that is 83% of the total market. Lab Total Available Business Transcat's Market Share Boston 5% 3.4% Rochester 13% 0.9% Philadelphia 20% 1.9% San Fran - LA 17% 0.7% Houston 20% 0.7% Saint Louis 3% 2.6% Charlotte 3% 4.8% Dayton 12% 6.9% Total 83%

Transcat Inc. Calibration Sector (,000) Transcat Sales in FY03 Est. Sector Market Size Penetration Aerospace $ 182 $ 6,351 2.9% Automotive 414 7,349 5.6% Communications 2,267 128,151 1.8% Life Science 4,065 152,366 2.7% Manufacturing 3,570 293,717 1.2% Process 5,850 217,793 2.7% Service (Engineering, Business Services) 2,268 212,060 1.1% Unclassified 201 4,298 4.7% Total $ 18,800 $ 1 Billion* * Excluding Military

Transcat, Inc. Strategies Product Target Calibration Customers Offer best and most current test, calibration and measurement equipment and application assistance Constantly prospect to add catalog customers Calibration Target companies that value quality (ISO, 17025, Etc.) Target product customers Product offering and metrology / quality expertise provided as a value added offering Integrate product and calibration to benefit our customers' operations and lower their cost.

1st Qtr 2nd Qtr 3rd Qtr 4th Qtr East 20.4 27.4 90 20.4 West 30.6 38.6 34.6 31.6 North 45.9 46.9 45 43.9 Fortune 500 Global 500 All Others 0.25 0.09 0.66 Fortune 500 Global 500 All Others 0.31 0.05 0.64 Calibration Sales FY03 Product Sales FY03 Transcat, Inc. Customer Base Global 500 9% Fortune 500 25% Fortune 500 31% All Others 66% All Others 64% Global 500 5%

Transcat, Inc. Product and Calibration Sales and Gross Profit % Last Six Quarters

Transcat, Inc. Operating Expenses Compared to Total Sales Last Six Quarters

Transcat, Inc. Operating Income - Last Six Quarters

Transcat, Inc. Debt vs. Operating Cash Flow - Last Six Quarters

Transcat, Inc. Why Invest? Emerging from financial and organizational restructuring. Establishing a profitable business model and process to manage it. Working the sales and marketing fundamentals of growth: Planning for product growth - low single digits; stable gross profit margins. Planning for calibration growth - 5 to 15%; gross profit margins increasing % to sales. Operating expenses growing less than sales. Continued reductions in long term debt. Watch Our Progress!